Bolt Biotherapeutics Provides Update on BDC-4182 and Extends Cash Runway into 2027

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Initial clinical data for BDC-4182 Phase 1 dose escalation study now expected in 3Q 2026

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Company is implementing a 50% workforce reduction to extend cash runway into 2027

REDWOOD CITY, CA, October 1, 2025 – Bolt Biotherapeutics (Nasdaq: BOLT), a clinical-stage biopharmaceutical company developing novel immunotherapies for the treatment of cancer, today announced an update on the ongoing Phase 1 dose escalation study of BDC-4182, a next-generation Boltbody™ ISAC clinical candidate targeting claudin 18.2, a clinically validated target in oncology. A strong immune response was observed at the initial dose levels and the Company is in the process of modifying the clinical trial protocol to allow for step-up dosing, which has been successfully used commercially for T-cell engagers. BDC-4182 preclinical data supports this approach.

As a result of the update to the clinical trial protocol for BDC-4182, Bolt now expects to report initial clinical data in the third quarter of 2026. To conserve capital and maintain long-term shareholder value, the Company is implementing a workforce reduction of approximately 50%, extending its cash runway into 2027.

“I want to sincerely thank all of our colleagues impacted by this decision. Their commitment and valuable contributions have been essential in developing our novel BoltbodyTM ISAC technology and these potential new treatment options for patients with cancer,” said Willie Quinn, President and Chief Executive Officer. “Amid challenging market conditions, our strategic imperative is the clinical advancement of BDC-4182 and the support of our ISAC collaborations to increase shareholder value. We look forward continuing our mission and to providing updates on BDC-4182 later next year.”

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics is a clinical-stage biopharmaceutical company developing novel immunotherapies for the treatment of cancer. Bolt Biotherapeutics’ pipeline candidates are built on the Company’s deep expertise in myeloid biology and cancer drug development. The Company’s pipeline includes BDC-4182, a next-generation Boltbody™ Immune-Stimulating Antibody Conjugate (ISAC) clinical candidate targeting claudin 18.2. BDC-4182 is currently in a Phase 1 dose escalation trial that includes patients with gastric and gastroesophageal cancer. The Company has strategic collaborations with Genmab and Toray built around the Company’s Boltbody™ Immune-Stimulating Antibody Conjugate (ISAC) platform technology and its expertise in myeloid biology. The Company is seeking to partner its Dectin-2 agonist, BDC-3042, that recently completed a first-in-human Phase 1 dose escalation trial. For more information, please visit https://www.boltbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our ability to partner BDC-3042, the advancement and success of our BDC-4182 clinical trials, the receipt of BDC-4182 initial clinical data in the third quarter of 2026, the anti-tumor potency, safety and tolerability, and characteristics of our product candidates, the initiation of future clinical trials, the potential value of collaborations, and the expected duration of our cash runway into 2027, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized; and our ability to maintain our current collaborations and establish further collaborations. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Investor Relations and Media Contact:

Matthew DeYoung

Argot Partners

(212) 600-1902

boltbio@argotpartners.com